UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2005

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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

                On April 20, 2005, the Registrant issued a press release announcing it entered into a definitive agreement to sell its communications subsidiary, Black Hills FiberCom and related businesses, to PrairieWave Communications, Inc. Prairie Wave is a broadband communications company providing telephone, cable TV and Internet services in 36 markets in southeastern South Dakota, southwestern Minnesota and northwestern Iowa. Under the purchase and sale agreement, the Registrant would receive a cash payment of approximately $103 million. The transaction is subject to certain state and federal regulatory approvals, and is expected to be completed prior to June 30, 2005. The Registrant expects to record a one-time loss of approximately $0.09 per share on the sale.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits

(c)	Exhibits

99	Press Release dated April 20, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: April 21, 2005